Exhibit 99.2
Footnote Disclosure

(1) Represents securities held directly by St. Paul Venture Capital V, LLC, which is jointly managed by Split Rock Partners, LLC and Vesbridge Partners, LLC. Voting and investment power over the shares, however, has been delegated solely to Split
Rock Partners, LLC. Split Rock Partners, LLC has delegated voting and investment decisions with respect to the shares to four individuals who require a two-thirds vote to act. St.
Paul Fire and Marine Insurance Company, a wholly owned subsidiary of The St. Paul Travelers Companies, Inc., has the right to appoint a majority of the members of the board of directors of St. Paul Venture Capital V, LLC, and owns a controlling interest of St. Paul Venture Capital V, LLC. Each of Split Rock Partners, LLC, St. Paul Fire and Marine Insurance Company and The St. Paul Travelers Companies, Inc. may be deemed to be an indirect beneficial owner of the reported securities. Each of Split Rock Partners, LLC, St. Paul Fire and Marine Insurance Company and
The St. Paul Travelers Companies, Inc. disclaims any beneficial ownership of the reported securities, except to the extent of any pecuniary interest therein. This report shall not be deemed an admission that any of the reporting persons is the beneficial owner of such securities for purposes of Section 16 or for any other purpose.

(2) Represents securities held directly by St. Paul Venture
Capital Affiliates Fund I, LLC, which is jointly managed by Split Rock Partners, LLC and Vesbridge Partners, LLC. Voting and investment power over the shares, however, has been delegated solely to Split Rock Partners, LLC. Split Rock Partners, LLC has delegated voting and investment decisions with respect to the shares to four individuals who require a two-thirds vote to act. Split Rock Partners, LLC may be deemed to be an indirect beneficial owner of the reported securities. Split Rock Partners, LLC disclaims any beneficial ownership of the reported securities, except to the extent of any pecuniary interest therein. This report shall not be deemed an admission that any of the reporting persons is the beneficial owner of such securities for purposes of Section 16 or for any other purpose.

(3) In prior reports, 375,000 shares were reported as being held indirectly through Windamere, LLC. On October 11, 2005 and October 25, 2005, Windamere, LLC liquidated 49,121 shares to its members. As part of this distribution, St. Paul Fire and Marine Insurance Company received directly 48,630 shares and SPVC Partners I, LLC received directly 388 shares. As a result of the distribution, Windamere, LLC holdings decreased from 375,000 to 325,879.

(4) Represents securities held directly by SPVC Partners I, LLC, which is jointly managed by Split Rock Partners, LLC and Vesbridge Partners, LLC. Voting and investment power over the shares, however, has been delegated solely to Split Rock Partners, LLC. Split Rock Partners, LLC has delegated voting and investment decisions with respect to the shares to four individuals who require a two-thirds vote to act. Split Rock Partners, LLC may be deemed to be an indirect beneficial owner of the reported securities. Split Rock Partners, LLC disclaims any beneficial ownership of the reported securities, except to the extent of any pecuniary interest therein. This report shall not be deemed an admission that any of the reporting persons is the beneficial owner of such securities for purposes of Section 16 or for any other purpose.

(5) Represents securities held directly by Windamere, LLC.
Voting and investment power over the shares are generally held by the managing member of Windamere, LLC; however, investments or dispositions in excess of certain amounts must be approved by the board of directors of Windamere, LLC. Split Rock Partners, LLC has the right to appoint a majority of the members of the board of directors of Windamere, LLC. St. Paul Fire and Marine Insurance Company, a wholly owned subsidiary of The St. Paul Travelers Companies, Inc., owns a controlling interest of Windamere, LLC. Each of Split Rock Partners, LLC, St. Paul Fire and Marine Insurance Company and The St. Paul Travelers Companies, Inc. may be deemed to be an indirect beneficial owner of the reported securities. Each of Split Rock Partners, LLC, St. Paul Fire and Marine Insurance Company and The St. Paul Travelers Companies, Inc. disclaims any beneficial ownership of the reported securities, except to the extent of any pecuniary interest therein. This report shall not be deemed an admission that any of the reporting persons is the beneficial owner of such securities for purposes of Section 16 or for any other purpose.

(6) In prior reports, 1,140,201 shares were reported as being held indirectly through Fog City Fund, LLC. On October 11, 2005 and October 25, 2005, Fog City Fund, LLC liquidated 149,324 shares to its members. As part of this distribution, St. Paul Fire and Marine Insurance Company received directly 147,831 shares, and SPVC Management VI, LLC received directly 260 shares. As a result of the distribution, Fog City Fund, LLC holdings decreased from 1,140,201 to 990,877.

(7) Represents securities held directly by SPVC Management VI, LLC, which is jointly managed by Split Rock Partners, LLC and Vesbridge Partners, LLC. Voting and investment power over the shares, however, has been delegated solely to Split Rock Partners, LLC. Split Rock Partners, LLC has delegated voting and investment decisions with respect to the shares to four individuals who require a two-thirds vote to act. Split Rock Partners, LLC may be deemed to be an indirect beneficial owner of the reported securities. Split Rock Partners, LLC disclaims any beneficial ownership of the reported securities, except to the extent of any pecuniary interest therein. This report shall not be deemed an admission that any of the reporting persons is the beneficial owner of such securities for purposes of Section 16 or for any other purpose.

(8) Represents securities held directly by Fog City Fund, LLC. Voting and investment power over the shares are generally held by the managing member of Fog City Fund, LLC; however, investments or dispositions in excess of certain amounts must be approved by the board of directors of Fog City Fund, LLC. Split Rock Partners, LLC has the right to appoint a majority of the members of the board of directors of Fog City Fund, LLC. St. Paul Fire and Marine Insurance Company, a wholly owned subsidiary of The
St. Paul Travelers Companies, Inc., owns a controlling interest of Fog City Fund, LLC. Each of Split Rock Partners, LLC, St.
Paul Fire and Marine Insurance Company and The St. Paul Travelers Companies, Inc. may be deemed to be an indirect beneficial owner of the reported securities. Each of Split Rock Partners, LLC, St. Paul Fire and Marine Insurance Company and The St. Paul Travelers Companies, Inc. disclaims any beneficial ownership of the reported securities, except to the extent of any pecuniary interest therein. This report shall not be deemed an admission that any of the reporting persons is the beneficial owner of such securities for purposes of Section 16 or for any other purpose.

(9) In prior reports, 469,003 shares were reported as being held indirectly through Windamere II, LLC. On October 11, 2005 and October 25, 2005, Windamere II, LLC liquidated 61,422 shares to its members. As part of this distribution, St. Paul Fire and Marine Insurance Company received directly 60,808 shares, and SPVC Partners I, LLC received directly 129 shares. As a result of the distribution, Windamere II, LLC holdings decreased from 469,003 to 407,581.

(10) Represents securities held directly by Windamere II, LLC.
Voting and investment power over the shares are generally held by the managing member of Windamere II, LLC; however, investments or dispositions in excess of certain amounts must be approved by the board of directors of Windamere II, LLC. Split Rock Partners, LLC has the right to appoint a majority of the members of the board of directors of Windamere II, LLC. St. Paul Fire and Marine Insurance Company, a wholly owned subsidiary of The St. Paul Travelers Companies, Inc., owns a controlling interest of Windamere II, LLC. Each of Split Rock Partners, LLC, St. Paul Fire and Marine Insurance Company and The St. Paul Travelers Companies, Inc. may be deemed to be an indirect beneficial owner of the reported securities. Each of Split Rock Partners, LLC, St. Paul Fire and Marine Insurance Company and The St. Paul Travelers Companies, Inc. disclaims any beneficial ownership of the reported securities, except to the extent of any pecuniary interest therein. This report shall not be deemed an admission that any of the reporting persons is the beneficial owner of such securities for purposes of Section 16 or for any other purpose.

(11) Represents securities held directly by St. Paul Venture Capital VI, LLC, which is jointly managed by Split Rock Partners, LLC and Vesbridge Partners, LLC. Voting and investment power over the shares, however, has been delegated solely to Split Rock Partners, LLC. Split Rock Partners, LLC has delegated voting and investment decisions with respect to the shares to four individuals who require a two-thirds vote to act. St. Paul Fire and Marine Insurance Company, a wholly owned subsidiary of The St. Paul Travelers Companies, Inc., has the right to appoint a majority of the members of the board of directors of St. Paul Venture Capital VI, LLC, and owns a controlling interest of St. Paul Venture Capital VI, LLC. Each of Split Rock Partners, LLC, St. Paul Fire and Marine Insurance Company and The St. Paul Travelers Companies, Inc. may be deemed to be an indirect beneficial owner of the reported securities. Each of Split Rock Partners, LLC, St. Paul Fire and Marine Insurance Company and The St. Paul Travelers Companies, Inc. disclaims any beneficial ownership of the reported securities, except to the extent of any pecuniary interest therein. This report shall not be deemed an admission that any of the reporting persons is the beneficial owner of such securities for purposes of Section
16 or for any other purpose.

(12) In prior reports, 217,391 shares were reported as being held indirectly through Windamere III, LLC. On October 11, 2005 and October 25, 2005, Windamere III, LLC liquidated 28,470 shares to its members.
 As part of this distribution, St. Paul Fire and Marine Insurance Company received directly 28,186 shares, and SPVC Management VI, LLC received directly 50 shares. As a result of the distribution, Windamere III, LLC holdings decreased from 217,391 to 188,921.

(13) Represents securities held directly by Windamere III, LLC. Voting and investment power over the shares are generally held by the managing member of Windamere III, LLC; however, investments or dispositions in excess of certain amounts must be approved by the board of directors of Windamere III, LLC. Split Rock Partners, LLC has the right to appoint a majority of the members of the board of directors of Windamere III, LLC.
 St. Paul Fire and Marine Insurance Company, a wholly owned subsidiary of The St. Paul Travelers Companies, Inc., owns a controlling interest of Windamere III, LLC. Each of Split Rock Partners, LLC, St. Paul Fire and Marine Insurance Company and The St. Paul Travelers Companies, Inc. may be deemed to be an indirect beneficial owner of the reported securities. Each of Split Rock Partners, LLC, St. Paul Fire and Marine Insurance Company and The St. Paul Travelers Companies, Inc. disclaims any beneficial ownership of the reported securities, except to the extent of any pecuniary interest therein. This report shall not be deemed an admission that any of the reporting persons is the beneficial owner of such securities for purposes of Section 16 or for any other purpose.